  Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this registration statement of Baoshinn Corporation on Form SB-2-A Amendment No. 1 of our report dated June 5, 2006, appearing in this Registration Statement on the financial statements as of March 31, 2006 and 2005, and the preceding two fiscal years then ended. We also consent to the reference to us under the heading "Experts" in this Registration Statement.

Clancy and Co., P.L.L.C.

Scottsdale, Arizona

August 4, 2006